Exhibit 15.1

April 9, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by NewGenIvf Group Limited under Item 16F of its Shell Company Report on Form 20-F dated April 9, 2024. We agree with the statements concerning our Firm in such Shell Company Report on Form 20-F; we are not in a position to agree or disagree with other statements of by NewGenIvf Group Limited contained therein.

Very truly yours,

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, NY